Exhibit 16.1

L&L CPAS, P.A.

900 S. Pine Island Road, Suite 310

Plantation, Florida 33324

December 22, 2022

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Real Brand Inc.’s Current Report on Form 8-K dated December 22, 2022 and are in agreement with the statements relating only to L&L CPAS, P.A. contained therein. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

/s/ L&L CPAS, P.A.